UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2013

METABOLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33133	04-3158289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 583-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)         On July 17, 2013, Metabolix, Inc. (the “Company”) announced that Johan van Walsem, currently the Company’s Vice President of Product Development and Manufacturing, will be promoted to the newly created position of Chief Operating Officer, effective as of July 22, 2013.

Mr. van Walsem has served as the Company’s Vice President of Manufacturing and Product Development since early 2012.  He returned to Metabolix in August 2009 as Vice President of Strategy and Commercial Development, following a16 month period as Senior Vice President, R&D and Bioprocessing at Joule Biotechnologies, a clean technology start-up company. Previously, Mr. van Walsem served as Metabolix’s Vice President of Manufacturing, Development and Operations from October 2003 until April 2008, and was Director of Manufacturing and Development from September 2001 to October 2003.

In connection with Mr. van Walsem’s promotion, the Company agreed to increase his base salary to $295,000 per year and to grant him a stock option under the Metabolix, Inc. 2006 Stock Option and Incentive Plan for the purchase of 100,000 shares of common stock of the Company at an exercise price equal to the Fair Market Value (as defined in the Plan) of the Company’s common stock on the date of grant, vesting in 16 equal quarterly installments over a period of four years from the date of commencement of his new role.

Item 7.01. Regulation FD Disclosure.

On July 17, 2013, the Company issued a press release announcing Mr. van Walsem’s promotion to Chief Operating Officer. The full text of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: July 17, 2013	By:	/s/ Joseph D. Hill
Name: Joseph D. Hill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 17, 2013